                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Preliminary Additional Materials
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.149-11(c) or
                 Section240.14a-12

                          RAG SHOPS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, JANUARY 24, 2002

To the Stockholders of
RAG SHOPS, INC.:

    Notice is hereby given that the 2002 Annual Meeting of Stockholders of Rag Shops, Inc., a Delaware corporation (the "Company"), will be held at 9:30 a.m. (Eastern Standard Time) on Thursday, January 24, 2002, at the Regency House Hotel, 140 Highway 23 North, Pompton Plains, New Jersey, to consider and vote upon:

    1. Election of two existing directors and one nominee for a three-year term.

    2. Ratification of the selection by the Board of Directors of Grant Thornton LLP as independent public accountants for the Company's 2002 fiscal year.

    3.  Any other business that may properly come before the meeting.

    The Board of Directors has fixed the close of business on December 17, 2001, as the record date for the determination of stockholders entitled to receive notice of and to vote at said meeting. Stock transfer books will not be closed.

    To assure representation of your shares, YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

    If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the meeting, you must obtain and bring to the meeting a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares.

                                          By Order of the Board of Directors
                                          /s/ DORIS BERENZWEIG
                                          Doris Berenzweig
                                          SECRETARY

Hawthorne, New Jersey
December 21, 2001

                             ---------------------

                                PROXY STATEMENT

                              -------------------

                         ANNUAL MEETING OF STOCKHOLDERS

    The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Rag Shops, Inc. (the "Company"). All proxies in the accompanying form, which are properly executed and duly returned, will be voted at the Annual Meeting of Stockholders to be held on Thursday, January 24, 2002, at 9:30 a.m, at the Regency House Hotel, 140 Highway 23 North, Pompton Plains, New Jersey, for the purposes set forth in the accompanying Notice of Annual Meeting.

    This proxy statement and the enclosed form of proxy are being mailed to stockholders on or about December 21, 2001.

                       VOTING AND SOLICITATION OF PROXIES

    Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on December 17, 2001, will be entitled to notice of and to vote at the meeting. On that date there were issued and outstanding 4,799,183 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the meeting.

    The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, officers, directors and regular employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. The Company also intends to request that brokerage houses, banks, custodians, nominees, and fiduciaries forward soliciting material to the beneficial owners of Common Stock held of record by such persons, and will reimburse such persons for their reasonable expenses in forwarding such material.

    The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The affirmative vote of a majority of the total shares of Common Stock represented in person or by proxy at the meeting is required for the election of directors and the ratification of the appointment of independent public accountants. Since only affirmative votes are counted as votes in favor of these matters, abstentions and broker non-votes have the same effect as votes against these matters. Proxies and ballots will be tabulated by the inspectors of election.

    It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are urged to execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking such proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                              BENEFICIAL OWNERSHIP

    The following table sets forth information, as of December 20, 2001, as to the beneficial ownership of Common Stock (including shares which may be acquired within sixty days pursuant to stock options) of each director of the Company, each nominee for Director and each executive officer of the Company listed in the Summary Compensation Table below, all directors and executive officers as a group and persons known by the Company to beneficially own 5% of the Common Stock. Except as set forth below, no person beneficially owns 5% or more of the Common Stock. Unless otherwise indicated, the address of each person below is care of the Company, 111 Wagaraw Road, Hawthorne, New Jersey 07506-2711.

                                                                  SHARES OF
                                                                 COMMON STOCK      PERCENTAGE
NAME OF OWNER                                                 BENEFICIALLY OWNED    OF CLASS
-------------                                                 ------------------   ----------
Stanley Berenzweig..........................................        1,003,132(1)      20.9%
Doris Berenzweig............................................        1,066,942(1)      22.2%
Dimensional Fund Advisors, Inc..............................          313,360(2)       6.5%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Evan Berenzweig.............................................          249,675(3)       5.2%
Judith Lombardo.............................................          196,125(3)       4.1%
Steven Barnett..............................................          196,125(3)       4.1%
Jeffrey C. Gerstel..........................................            6,000          0.1%
Alan C. Mintz...............................................            2,100            *
Fred J. Damiano.............................................            1,050            *
Mario Ciampi................................................              -0-            *
Leonard Settanni............................................           10,000(4)       0.2%
Bruce Miller................................................            3,500(5)       0.1%
All directors, nominees and executive
  officers as a group (10) persons..........................        2,631,749         54.8%

------------------------

(1) Excludes shares held by spouse and includes 102,900 shares beneficially owned by the Stanley and Doris Berenzweig Charitable Foundation, Inc. of which Mr. and Mrs. Berenzweig are trustees. Mr. and Mrs. Berenzweig each disclaim beneficial ownership of the shares held by the other and by the Foundation.

(2) Based solely upon information set forth in a Schedule 13G filed with the Securities and Exchange Commission, dated February 3, 2001.

(3) Includes 12,000 shares subject to presently exercisable stock options at $2.34 per share.

(4) Represents shares subject to presently exercisable stock options at $3.188 per share.

(5) Represents shares subject to presently exercisable stock options at $2.375 per share.

* Less than 0.1 percent.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for the division of the Company's Board of Directors into three classes whose respective three-year terms of office expire in different years. Each year the directors in one class are elected to serve for a term of three years. Due to the desire to add the President of the Corporation as a Board member, the Board determined at its November 20, 2001 meeting to (i) set the number of Directors to constitute the Board of Directors at eight effective immediately upon the conclusion for the next annual meeting; and (ii) nominate Jeffrey C. Gerstel, Judith Lombardo and Mario Ciampi for election as the Class II Directors to the Board of Directors by the stockholders at the 2002 Annual Meeting. The officers of the Company are appointed by the Board of Directors to hold office until their successors are duly elected and qualified. Vacancies on the Board of Directors are filled by the remaining directors.

    Certain information regarding the three nominees for election as Class II directors at this year's Annual Meeting is set forth below.

NAME                                      AGE                     POSITION
----                                    --------                  --------
Judith Lombardo.......................     53      Senior Vice President and Class II
                                                     Director

Mario Ciampi..........................     41      Class II Director

Jeffrey Gerstel.......................     37      President and nominee for Class II
                                                     Director

    JUDITH LOMBARDO, who joined the Company in 1966, has been a Senior Vice President of the Company since August 1986 and a Director since April 1991. Ms. Lombardo was a Vice President from 1982 to 1986, and prior to 1982, she served the Company in various capacities in merchandising, advertising and store operations.

    MARIO CIAMPI has been the Senior Vice President of Store Development and Logistics for The Children's Place Retail Stores, Inc. since March 1996 and prior to that was a private consultant to the retail industry.

    JEFFREY C. GERSTEL joined the Company in September 2001 as the President and Chief Operating Officer. Mr. Gerstel was formerly Executive Vice President of The Parts Plus Group, Inc., a distributor and retailer of automotive parts and accessories, from 1997 to 2001. Prior thereto, from 1990 to 1997, Mr. Gerstel was with Family Bargain Corporation (which changed its name to Factory 2-U Stores, Inc.) where he served in several executive operational and financial positions including Executive Vice President.

                         DIRECTORS CONTINUING IN OFFICE
                          AND OTHER EXECUTIVE OFFICERS

    Certain information regarding Directors who are not standing for election at this year's Annual Meeting and executive officers who are not directors is set forth below:

NAME                                      AGE                     POSITION
----                                    --------                  --------
Stanley Berenzweig....................     81      Chairman of the Board, Chief Executive
                                                     Officer, Chief Operating Officer and
                                                     Class I Director
Steven B. Barnett.....................     54      Executive Vice President, Treasurer
                                                   and Class III Director
Fred J. Damiano.......................     57      Class I Director
Evan Berenzweig.......................     45      Senior Vice President and Class III
                                                     Director
Alan C. Mintz.........................     69      Class III Director
Doris Berenzweig......................     77      Secretary
Frederick A. Gunzel...................     55      Vice President, Chief Financial
                                                   Officer
Bruce Miller..........................     46      Vice President
Leonard M. Settanni...................     59      Vice President

    STANLEY BERENZWEIG, who co-founded the Company in 1963, has been Chairman of the Board of the Company since August 1986, Chief Executive Officer and Director since April 1991 and Chief Operating Officer of the Company from September 1994 to April 1995. Mr. Berenzweig reassumed the office of Chief Operating Officer in November 2000.

    STEVEN B. BARNETT, who joined the Company in 1984, has been Executive Vice President of the Company since July 2000 and Treasurer and a Director of the Company since April 1991. Mr. Barnett was the Chief Financial Officer of the Company from August 1986 to July 2000. From August 1986 to April 1991, Mr. Barnett was a Vice President of the Company and from December 1984 to August 1986 he was the Controller.

    FRED J. DAMIANO has been a Director of the Company since April 1991 and an Executive Vice President of Haband Company, Inc., a direct marketer of clothing, since 1981. Mr. Damiano has been President of Fashion Outlets, Inc., a retail clothing operation, since October 1990.

    EVAN BERENZWEIG, who joined the Company in 1980, has been a Senior Vice President since November 1994 and a Director of the Company since April 1991. Mr. Berenzweig served as the Treasurer of the Company from August 1986 to April 1991 and Vice President from April 1991 to November 1994, and, prior to 1986, he served the Company in various capacities in merchandising, store operations and distribution.

    ALAN C. MINTZ, a Certified Public Accountant, has been a Director of the Company since April 1991 and was a partner in the firm of Mintz Rosenfeld & Company LLC, Certified Public Accountants, and its predecessors from 1957 to the date of his retirement on December 31, 2000. While a partner with the firm, Mr. Mintz rendered tax and consulting services to the Company through Mintz Rosenfeld & Company LLC.

    DORIS BERENZWEIG, who is a co-founder of the Company, has been the Secretary of the Company since its inception and was a Director from that time until April 1991.

    FREDERICK A. GUNZEL, who joined the Company in April 2001 as Vice President and Chief Financial Officer, was a private financial consultant from March 2000 to April 2001. From 1993 to 2000 Mr. Gunzel was Chief Operating and Financial Officer of Industrial Products Enterprises, a wholesale distributor of packaging and industrial supplies. Prior to 1993 Mr. Gunzel served in various capacities in finance and operations, primarily in the service industry.

    BRUCE MILLER, who joined the Company in 1993, has been Vice President Merchandising since May of 2000. From 1993 to 1997 Mr. Miller was a Merchandise Manager for the Company. Prior to 1993 Mr. Miller served in various capacities in merchandising at Consumers Distributing, a catalog retailer.

    LEONARD M. SETTANNI, who joined the Company in January 1995 as Vice President of Management Information Systems, was formerly Vice President of Management Information Systems of Mothercare Stores, a maternity and children's specialty store retail chain, from July 1988 to April 1994.

    Stanley Berenzweig and Doris Berenzweig are husband and wife. Evan Berenzweig is their son.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on material provided to the Company, all forms and reports with respect to directors and executive officers of the Company were timely filed with the Securities and Exchange Commission.

                              DIRECTORS' MEETINGS

    The Board of Directors met four times during fiscal year 2001. Each Director attended more than 75% of the combined number of meetings of both the Board of Directors and of any committees of the Board on which the Director served.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established compensation, audit and option committees. The Compensation Committee consists of Fred J. Damiano, Alan C. Mintz and Stanley Berenzweig, the Audit Committee consists of Mario Ciampi, Fred
J. Damiano and Alan C. Mintz and the Option Committee consists of Stanley Berenzweig and Fred J. Damiano. The audit committee met three times, and the compensation and option committees each met once in fiscal 2001.

    The Audit Committee reviews and examines detailed reports of the Company's independent public accountants; consults with the independent public accountants regarding internal accounting controls, audit results and financial reporting procedures; recommends the engagement and continuation of engagement of the Company's independent public accountants; and meets with, and reviews and considers recommendations of, the independent public accountants.

    The Option Committee administers the 1991 Stock Option Plan and the 1999 Incentive Stock Award Plan (collectively hereinafter referred to as the "Plans") and, to the extent provided by such Plans, determines the persons to whom options or awards are granted, the exercise price, term and number of shares covered by each option or award and the type of option or award to be granted. In addition, the Option Committee exercises all discretionary power regarding the Plans' operation.

    The Compensation Committee reviews the performance of senior management and key employees whose compensation is the subject of review and approval by the Committee; periodically reviews and recommends to the Board of Directors compensation arrangements for senior management and key employees; and periodically reviews the main elements of and administers the Company's compensation and benefit programs, other than the 1991 Stock Option Plan and the 1999 Incentive Stock Award Plan.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total annual compensation paid or accrued by the Company for services in all capacities for the Chief Executive Officer and all executive officers of the Company who were serving as such at the end of fiscal 2001 (the year ended September 1, 2001) whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL COMPENSATION     LONG TERM COMPENSATION
NAME AND                                                   ----------------------   ----------------------
PRINCIPAL POSITION                                YEAR     SALARY ($)   BONUS ($)      OPTION AWARDS(#)
------------------                              --------   ----------   ---------   ----------------------
Stanley Berenzweig, Chief Executive Officer...    2001       175,000        -0-               -0-
                                                  2000       175,000        -0-               -0-
                                                  1999       175,000        -0-               -0-

Steven B. Barnett, Executive Vice President...    2001       145,000        -0-               -0-
                                                  2000       145,000        -0-               -0-
                                                  1999       145,000        -0-               -0-

Judith Lombardo, Senior Vice President........    2001       145,000        -0-               -0-
                                                  2000       145,000        -0-               -0-
                                                  1999       145,000        -0-               -0-

Evan Berenzweig, Senior Vice President........    2001       130,000        -0-               -0-
                                                  2000       130,000        -0-               -0-
                                                  1999       124,577        -0-               -0-

Bruce Miller, Vice President (1)..............    2001       125,000        -0-               -0-
                                                  2000       109,997      6,500             6,500

Leonard Settanni, Vice President..............    2001       127,981        -0-               -0-
                                                  2000       115,000        -0-               -0-
                                                  1999       113,192        -0-               -0-

------------------------

(1) Mr. Miller was elected Vice President as of May 9, 2000.

    OPTION EXERCISES AND FISCAL YEAR-END VALUE TABLE

    The table set forth below shows the value of unexercised options held by the executive officers during fiscal 2001. On April 23, 2001 Mr. Gunzel was granted 25,000 shares exercisable at $2.21. On September 17, 2001 Mr. Gerstel was granted 50,000 shares exercisable at $2.20.

                                                                                  VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                       OPTIONS 9/1/01             OPTIONS 9/1/01($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Stanley Berenzweig.............................       -0-            -0-             N/A           N/A

Jeffrey C. Gerstel.............................       -0-         50,000                         2,500

Steven Barnett.................................    12,000          3,000             -0-           -0-

Judith Lombardo................................    12,000          3,000             -0-           -0-

Evan Berenzweig................................    12,000          3,000             -0-           -0-

Frederick Gunzel...............................       -0-         25,000             -0-         1,000

Bruce Miller...................................     3,500          6,500             -0-         2,535

Leonard Settanni...............................    10,000            -0-             -0-           -0-

------------------------

(1) The closing price of the Common Stock on August 31, 2001 was $2.25.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

    Messrs. Berenzweig, Damiano and Mintz were members of the Compensation Committee in fiscal 2001. Mr. Berenzweig is the Chief Executive Officer of the Company. Since 1964, the Company has leased its principal offices and its Hawthorne, New Jersey store from Momar Realty L.L.C. ("Momar"), the two members of which are Stanley Berenzweig and Doris Berenzweig. The offices and store are located in a strip shopping center owned by Momar. The initial term of the lease commenced on March 1, 1991, expires February 28, 2006 and provides for payment of an aggregate of $268,612 of basic rent for each of the third five years of the lease together with a proportionate share of the costs of maintaining common areas, insurance, real estate taxes, and other operating costs associated with the strip shopping center. The Company has exercised its second of four options to renew this lease, each for additional terms of five years. The basic rent for each term will be increased by the greater of 15% of the basic rent paid for the previous five-year term or one-half of the percentage increase in the Consumer Price Index. During fiscal 2001, the Company paid Momar an aggregate of $340,349 of rent for these facilities. The Company believes that the terms of this lease are no less favorable to the Company than would be the terms obtained from an unaffiliated third party.

    In addition, the Company, from time to time, receives tax, accounting and other financial consulting services from Mintz Rosenfeld & Company LLC, Certified Public Accountants ("Mintz Rosenfeld"). Mr. Mintz is a retired partner of Mintz Rosenfeld. During fiscal 2001, Mintz Rosenfeld received $72,394 for services rendered to the Company, $4,150 of which is attributable to the period prior to December 31, 2000, the date of Mr. Mintz' retirement.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee of the Board. The Compensation Committee is not responsible for the administration or determination of grants to be made under the Company's 1991 Stock Option Plan or the 1999 Incentive Stock Award Plan (collectively hereinafter referenced to as the "Plans"). Decisions on awards under these Plans are made solely by the Option Committee. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of companies' policies toward executive compensation, there is set forth below a report submitted by Messrs. Berenzweig, Mintz and Damiano, in their capacities as the members of the Board's Compensation Committee, and Messrs. Berenzweig and Damiano, in their capacities as the members of the Board's Option Committee, addressing the Company's compensation policies for fiscal 2001 as they affected the Company's executive officers generally (including the executive officers set forth in the Summary Compensation Table above), and as they affected Mr. Berenzweig in his capacity as Chief Executive Officer of the Company.

BACKGROUND

    In June 1991, the Company consummated its initial public offering ("IPO"). In contemplation of the IPO, the Company's executive compensation levels, plans and policies that have been followed subsequent to the IPO were established. As part of this process, initial salaries were established and the 1991 Stock Option Plan was adopted. The annual salaries of the individuals listed in the Summary Compensation Table (other than Evan Berenzweig, Bruce Miller and Leonard Settanni) have not been increased since the IPO or their date of employment, if later. Effective January 1, 1999 base salary increases were effected for Evan Berenzweig from $115,000 to $130,000 and Leonard Settanni from $110,000 to $115,000. Effective November 13, 2000 a further base salary increase was effected for Mr. Settanni from $115,000 to $130,000. Further, Stanley Berenzweig, Steven Barnett, Judith Lombardo and Evan Berenzweig were not paid any bonuses since fiscal year 1993 in light of the Company's financial performance. In connection with his appointment as President of the Company on September 17, 2001, the Board approved compensation for Mr. Gerstel consisting of a base salary of $200,000 and a two year bonus agreement. The bonus agreement provides for the payment of additional compensation to Mr. Gerstel consisting of 5% of the improvement in the Company's pretax earnings measured year-to-year and is capped at 25% of base compensation for each year of the agreement.

COMPONENTS OF EXECUTIVE COMPENSATION

    The primary components of the compensation of the Company's executive officers for fiscal 2001 consisted of salary and stock option grants. Bonuses were also potentially available.

    The salaries of Messrs. Berenzweig, Barnett, Gerstel, Gunzel, Miller, Settanni and Ms. Lombardo were set by the Compensation Committee and approved by the Board of Directors.

    The stock options granted under the Plan were granted by the Option Committee. The size of the grants to executive officers were determined generally by the Option Committee in accordance with the policy described below.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

    The Company's compensation policy toward executive officers is to base compensation on the perceived value of each executive officer considering such factors, which tend to be subjective, as the officer's ability to contribute to the Company's growth, efficiency and performance and the level of responsibility given to the officer.

RELATIONSHIP OF CORPORATE PERFORMANCE TO EXECUTIVE COMPENSATION

    Any portion of compensation represented by stock options is directly related to future corporate performance. Stock option grants tie that portion of executive compensation attributable to the stock options to stock performance, since the options will only have value if and to the extent the market price of the Company's stock increases over the exercise price of the options. The Company's policy with respect to stock options is to use stock option grants to retain executives and motivate them to improve the Company's overall performance with the expectation that the value of the Company's Common Stock will thereafter increase. In determining the size of grants, the Option Committee considers various factors, including the relative position of the grantee and the grantee's perceived ability to influence the Company's performance, which tend to be subjective determinations.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Berenzweig's initial salary and bonus were specified in his employment agreement which was entered into in connection with the IPO and has since expired. This initial compensation package was designed to be competitive with compensation packages offered to other chief executive officers of leading specialty retailers and recognized the compensation arrangement that had been in place prior to the IPO. Mr. Berenzweig's salary has remained the same since the expiration of his employment agreement until January 28, 1996, when it was voluntarily and temporarily reduced by Mr. Berenzweig by 10%. This voluntary reduction was restored by 5% on each of January 27, 1997 and January 19, 1998 when it was restored to the full salary before the voluntary reduction. Further, as noted above, no bonus has been received by Mr. Berenzweig since fiscal year 1993.

                STANLEY BERENZWEIG    FRED DAMIANO    ALAN MINTZ
                     Members of the Compensation Committee

                       STANLEY BERENZWEIG    FRED DAMIANO
                        Members of the Option Committee

COMMON STOCK PERFORMANCE GRAPH

    The following line graph compares the cumulative total annual stockholder return on the Company's Common Stock during the past five fiscal years, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total monthly return of the S&P 500 Index and the S&P Retail-Specialty Index. The graph is based on the assumption that $100 was invested on August 31, 1996 in the Company's Common Stock, the S&P 500 Index and the S&P Retail-Specialty Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        AUG-96  AUG-97  AUG-98  AUG-99  AUG-00  1-AUG
RAG SHOPS INC              100  138.89  113.89   99.17  116.67     105
S&P 500 INDEX              100  140.65  152.03  212.58  247.27  186.96
RETAIL (SPECIALTY)-500     100  107.78   65.13   53.95   49.22   62.78

                                INDEXED RETURNS

                                                BASE                         YEARS ENDING
                                               PERIOD    ----------------------------------------------------
COMPANY/INDEX                                  AUG 96     AUG 97     AUG 98     AUG 99     AUG 00     AUG 01
-------------                                 --------   --------   --------   --------   --------   --------
RAG SHOPS, INC..............................    100       138.89     113.89      99.17     116.67     105.00

S&P 500 INDEX...............................    100       140.65     152.03     212.58     247.27     186.96

S&P RETAIL-SPECIALTY INDEX..................    100       107.78      65.13      53.95      49.22      62.78

                                 DIRECTOR FEES

    Directors who are employees of the Company receive no additional compensation for services as a director. Directors not so employed receive an annual retainer of $5,000 and fees of $1,250 for each Board meeting attended, with no additional compensation for committee meetings attended. Commencing September 2000, audit committee members receive $500 for each audit committee meeting attended.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Grant Thornton LLP ("Grant Thornton") to serve as the independent public accountants of the Company for the fiscal year ending August 31, 2002. This selection will be submitted for ratification at the Annual Meeting. Representatives of Grant Thornton are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

    In the course of the fiscal year and in preparation for the Annual Meeting, the Audit Committee has met, reviewed and discussed the audited financial statements with management; discussed with the independent auditors the relevant auditing standards as they apply to the Company; received from the Company's independent accountants the written disclosures and recommendations required to be provided to the Company by Statement on Auditing No. 61 (Communication with Audit Committees); and has discussed with the independent accountant these matters as well as the accountants independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Based on the foregoing, the audit committee members recommended to the entire Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending September 1, 2001.

    The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that a majority of the audit committee members are "independent" directors, as that term is defined by NASD
Rule 4200(a)(14). In 2000, the Audit Committee and the Board of Directors approved and adopted an Audit Committee Charter, which was attached to the Company's Proxy Statement for its Annual Meeting held January 25, 2001.

                   MARIO CIAMPI    FRED DAMIANO    ALAN MINTZ
                         Members of the Audit Committee

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    Grant Thornton serves as the Company's independent certified public accountants. It is the Company's current intention to engage Grant Thornton to act as its independent auditors for the current fiscal year which ends on August 31, 2002 subject to approval by the Board of Directors of a final fee proposal from such auditors. Grant Thornton has audited the Company's consolidated financial statements for the fiscal year ended September 1, 2001. The Audit Committee has considered the services performed by the Company's auditors, as so performed, to be compatible with maintaining the principal accountant's independence.

                                   AUDIT FEES

    The aggregate fees billed by Grant Thornton for the audit of the Company's annual financial statements for the 2001 fiscal year and for the reviews of the financial statements included in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q were $96,400.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES,
                                 AND OTHER FEES

    Grant Thornton did not render any services related to financial information systems and implementation, or for any other services, including tax compliance and consulting and transaction-related services, for the fiscal year ended September 1, 2001.

                                 ANNUAL REPORT

    The Annual Report to Stockholders (including financial statements) for the fiscal year ended September 1, 2001 is mailed herewith to all stockholders. COPIES OF THE COMPANY'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED, WITHOUT CHARGE, BY WRITTEN REQUEST TO FREDERICK A. GUNZEL, CHIEF FINANCIAL OFFICER AND MAY BE FOUND ON THE COMMISSION'S WEB SITE AT www.sec.gov OR AT THE COMPANY'S WEB SITE AT www.ragshop.com.

                                 OTHER MATTERS

    Management is not aware of any matters to come before the meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for stockholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed proxy form will vote thereon according to their best judgment.

                    ADVANCE NOTICE FOR DIRECTOR NOMINATIONS

    The Company's Certificate of Incorporation provides that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or to propose business for consideration at such meeting, notice must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the annual meeting. Based on the scheduled meeting date for this year's annual meeting, in order for a stockholder to propose director nominations at the 2003 Annual Meeting, the stockholder must deliver notice to the Secretary between October 26 and November 25, 2002. Any stockholder desiring a copy of the Company's Certificate of Incorporation will be furnished one without charge upon written request to the Secretary.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    Stockholder proposals (other than those regarding director nominations as described above) for the 2003 Annual Meeting must be received in writing by the Company on or before August 25, 2002 in order to be considered for inclusion in the Company's proxy material for such meeting.

                                          By Order of the Board of Directors
                                          /s/ DORIS BERENZWEIG
                                          Doris Berenzweig,
                                          SECRETARY

Hawthorne, New Jersey
December 21, 2001

                                RAG SHOPS, INC.
                                111 WAGARAW ROAD
                          HAWTHORNE, NEW JERSEY 07506

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints STANLEY BERENZWEIG and STEVEN BARNETT as Proxies, each with power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Rag Shops, Inc. held of record by the undersigned on December 17, 2001 at the Annual Meeting of Rag Shops, Inc. Stockholders to be held on January 24, 2002 or any adjournment thereof.

             IMPORTANT - PLEASE SIGN AND DATE ON THE BACK OF CARD.
  RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY

                                   IMPORTANT
                    PLEASE VOTE THE ABOVE PROXY CARD TODAY!
                         YOUR PROMPT RESPONSE WILL SAVE
                      THE EXPENSE OF ADDITIONAL MAILINGS.

      IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING, PLEASE CONTACT STEVEN B. BARNETT, THE COMPANY'S EXECUTIVE VICE PRESIDENT
                AT (973) 423-1303 EXT. 165 PRIOR TO THE MEETING

             IF YOUR ADDRESS HAS CHANGED, PLEASE BE SURE TO NOTIFY
                              THE COMPANY PROMPTLY

       IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING,
                      WHETHER OR NOT YOU ATTEND IN PERSON.
                   TO MAKE SURE YOUR SHARES ARE REPRESENTED,
             WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AS DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

1.  ELECTION OF THREE DIRECTORS:       / /     FOR                / /     WITHHELD
                                               ALL NOMINEES               FROM ALL NOMINEES

1.  ELECTION OF THREE DIRECTORS:    JUDITH LOMBARDO, MARIO CIAMPI AND JEFFREY GERSTEL
                                    For all nominees listed above, except vote withheld as

2.  TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
    THE FISCAL YEAR ENDING AUGUST 31, 2002.

                          / / FOR          / / AGAINST         / / ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER.

                                            ____________________________________
                                            Signature         Title         Date

                                            ____________________________________
                                            Signature         Title         Date

                                            PLEASE SIGN EXACTLY AS NAME APPEARS
                                            HEREON. JOINT OWNERS SHOULD EACH
                                            SIGN. IF SIGNING AS ATTORNEY,
                                            EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                            GUARDIAN, GIVE FULL TITLE AS SUCH.
                                            IF A CORPORATION, PARTNERSHIP OR
                                            OTHER ENTITY, SIGN IN FULL ENTITY
                                            NAME BY AUTHORIZED PERSON.